Oasis Petroleum Inc. Announces Financial, Operational and Guidance Updates

HOUSTON, TX, April 30, 2018 /PRNewswire/ -- Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) announced today select preliminary unaudited financial results for the first quarter of 2018. Management has prepared, and is responsible for, the preliminary financial data presented below, which is based on the most current information available. The Company’s normal financial reporting processes with respect to the preliminary financial data have not been fully completed, and PricewaterhouseCoopers LLP has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
This summary is not intended to be a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2018 pursuant to GAAP. The operating results for an interim period, including the preliminary financial data provided below, may not give a true indication of the results to be expected for a full year or any future period. The assumptions and estimates underlying the preliminary financial information are inherently uncertain and, although the Company considers them reasonable as of the date hereof, they are subject to a wide variety of risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information.
During the first quarter of 2018, Oasis produced volumes at the high end of its guidance range of 75,000 to 77,000 barrels of oil equivalent per day (“Boepd”), delivering 76,819 Boepd, of which 76.4% was oil. Oasis produced 74,425 Boepd and 2,394 Boepd during the first quarter of 2018 in the Williston Basin and the Delaware Basin, respectively. Volumes in the Delaware Basin averaged 3,652 Boepd since closing the acquisition. During the first quarter of 2018, NYMEX West Texas Intermediate Crude oil index (“WTI”) price averaged $62.87 per barrel, and Oasis expects to realize between $61.15 and $61.25 per barrel of oil, without derivative settlements. For the first quarter of 2018, Oasis expects to realize $4.05 to $4.15 per Mcf for natural gas, which is without derivative settlements and includes the value for natural gas and natural gas liquids.
The following table provides Oasis’s preliminary expense and capital expenditures estimates for the quarter ended March 31, 2018:

Metric	Range
Lease operating expenses ($ per Boe)	$6.45 to $6.55
Marketing, transportation and gathering expenses ($ per Boe) (1)	$2.95 to $3.05
General and administrative expenses ($MM)	$27.8 to $28.1
Production taxes (% of oil and gas revenue)	8.50% to 8.55%
Midstream and well services - revenues less operating expenses ($MM) (2)	$24.0 to $24.2
Capital Expenditures ($MM)
E&P	$176.0 to $177.5
Well services	$4.0 to $4.5
Other	$6.0 to $6.5
Midstream	$88.0 to $89.0
Total capital expenditures before acquisitions	$274.0 to $277.5
Acquisitions	$890.0 to $892.0
Total capital expenditures	$1,164.0 to $1,169.5

1)	Excludes non-cash valuation charges on pipeline imbalances and purchased oil and gas expenses.

2)
Represents midstream revenues and well services revenues less midstream operating expenses and well services operating expenses, excluding all intercompany revenues and expenses for work performed by the midstream services and well services business segments for Oasis’s working interests that are eliminated in consolidation and are therefore not included in midstream services and well services revenues and expenses.

Capital expenditures for the quarter were in line with Oasis’s first quarter 2018 budget, and the Company is reiterating its original guidance for all full year metrics that were provided in February 2018.

At March 31, 2018, the Company had $626.0 million of loans and $14.0 million of outstanding letters of credit issued under the its revolving credit facility, resulting in an unused borrowing base committed capacity of $710.0 million. On April 19, 2018, the lenders under the Company’s revolving credit facility completed their regular semi-annual redetermination of the borrowing base scheduled for April 1, 2018, resulting in the borrowing base and the aggregate elected commitment being reaffirmed at $1,600.0 million and $1,350.0 million, respectively. The next redetermination of the borrowing base under the Company’s revolving credit facility is scheduled for October 1, 2018. At March 31, 2018, the Company had $117.0 million of borrowings outstanding under the Oasis Midstream Partners LP revolving credit facility. Additionally, Oasis had $17.7 million of cash and cash equivalents on the balance sheet as of March 31, 2018.
As of April 27, 2018, the Company had the following outstanding commodity derivative contracts, which settle monthly and are priced off of WTI for crude oil and NYMEX Henry Hub for natural gas:

	Three Months Ending	Six Months Ending
	June 30, 2018	December 31, 2018	June 30, 2019	December 31, 2019
Crude oil (Volume in MBblpd)
Swaps
Volume	45.3	41.5	13.0	13.0
Price	$52.80	$52.90	$53.47	$53.47
Collars
Volume	3.0	3.0	1.0	1.0
Floor	$48.67	$48.67	$50.00	$50.00
Ceiling	$53.07	$53.07	$71.00	$71.00
3-way
Volume	—	—	8.0	8.0
Sub-Floor	$—	$—	$40.00	$40.00
Floor	$—	$—	$50.00	$50.00
Ceiling	$—	$—	$67.54	$67.54
Total Crude Oil Volume	48.3	44.5	22.0	22.0

Natural Gas (Volume in MMBtupd)
Swaps
Volume	23,000	29,000	3,000	—
Price	$3.05	$3.02	$2.93	$—
Total Natural Gas Volume	23,000	29,000	3,000	—

During the first quarter of 2018, Oasis had net cash derivative settlement outflows of approximately $37.0 million.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.
SOURCE Oasis Petroleum Inc.
For further information: Oasis Petroleum Inc., Richard Robuck, (281) 404-9600, SVP Finance & Treasurer

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